Exhibit 99.1

FOR IMMEDIATE RELEASE

August 27, 2015

SmartStop Self Storage, Inc. Reports Second Quarter 2015 Results

- Increased Same-Store Revenues by 7.5% for the Quarter and 6.6% Year-To-Date

- Increased FFO by 28% for the Quarter and 31% Year-To-Date

-Increased Cash Flow from Operations by 44% for the Quarter and 31% Year-To-Date

-Increased Same-Store Average Physical Occupancy by 2.3% for the Quarter and 2.6% Year-To-Date

-Increased Same-Store Annualized Rent Per Occupied Square Foot by 5% for the Quarter and 3.7% Year-To-Date

LADERA RANCH, CA – August 27, 2015 – SmartStop Self Storage, Inc. announced operating results for the three and six months ended June 30, 2015.

“We had a very exciting quarter,” commented H. Michael Schwartz, CEO of SmartStop Self Storage, Inc. “and we are happy to report that we have achieved our 14th consecutive quarter of year-over-year same-store revenue and net operating income growth.” Mr. Schwartz noted further, “As previously announced, we have entered into a definitive merger agreement pursuant to which we will be acquired by Extra Space Storage Inc. and our stockholders will receive $13.75 per share in cash, representing a total purchase price of approximately $1.4 billion and a premium of approximately 27 percent over our most recently announced net asset value. Prior to consummating the merger, we will continue to provide investors with a regular cash distribution, and in short, we believe our operational results and the merger are a validation of our investment strategy.”

Key Highlights for the Three Months Ended June 30, 2015:

•	Increased same-store revenues and net operating income (“NOI”) by 7.5% and 15.9%, respectively, for the three months ended June 30, 2015 compared to the three months ended June 30, 2014. As a result of the Self Administration and Investment Management Transaction, our NOI for the second quarter of 2015 was favorably impacted due to the effect of eliminating property management fees partially offset by new expenses associated with the direct oversight of our properties. Excluding property management fees and including the additional costs we now incur for the three months ended June 30, 2014, results in an increase in same-store net operating income of approximately 8.8%.

•	Increased same-store average physical occupancy by approximately 2.3% to 89.3% for the three months ended June 30, 2015 from 87.0% for the three months ended June 30, 2014.

•	Increased same-store annualized rent per occupied square foot by approximately 5% to $11.36 for the three months ended June 30, 2015 from $10.82 for the three months ended June 30, 2014.

•	Increased Funds From Operations (“FFO”) by 28% to $9.7 million for the three months ended June 30, 2015 from $7.6 million for the three months ended June 30, 2014.

•	Increased cash flows from operations by 44% to $12.2 million for the three months ended June 30, 2015 from $8.4 million for the three months ended June 30, 2014.

Key Highlights for the Six Months Ended June 30, 2015:

•	Increased same-store revenues and NOI by 6.6% and 15.5%, respectively, for the six months ended June 30, 2015 compared to the six months ended June 30, 2014. As a result of the Self Administration and Investment Management Transaction, our NOI for the six months ended June 30, 2015 was favorably impacted due to the effect of eliminating property management fees partially offset by new expenses associated with the direct oversight of our properties. Excluding property management fees and including the additional costs we now incur for the six months ended June 30, 2014, results in an increase in same-store net operating income of approximately 8.4%.

•	Increased same-store average physical occupancy by approximately 2.6% to 88.0% for the six months ended June 30, 2015 from 85.4% for the six months ended June 30, 2014.

•	Increased same-store annualized rent per occupied square foot by approximately 3.7% to $11.24 for the six months ended June 30, 2015 from $10.84 for the six months ended June 30, 2014.

•	Increased FFO by 31% to $16.8 million for the six months ended June 30, 2015 from $12.9 million for the six months ended June 30, 2014.

•	Increased cash flows from operations by 31% to $19.3 million for the six months ended June 30, 2015 from $14.7 million for the six months ended June 30, 2014.

Self Administration and Investment Management Transaction Impact:

Below we have summarized the impact, before noncontrolling interests, of the Self Administration and Investment Management Transaction to our financial statements for the three and six months ended June 30, 2015 (in millions):

Item:	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Elimination of property management, asset management, and acquisition fees	$3.2	$6.4
Investment management revenue – affiliates	0.7	1.4
Incremental property operating expenses	(0.5)	(0.9)
Incremental general and administrative expenses	(1.5)	(2.9)
Investment management expenses	(0.6)	(1.2)
SSTI Preferred Investor related	1.8	2.0

	$3.1	$4.8

Capital Transactions:

KeyBank Revolver

In May 2015, we borrowed an additional approximately $6.8 million on the KeyBank Revolver, bringing the total outstanding amount borrowed to approximately $113 million. The proceeds of the borrowings were used to repay a previously outstanding mortgage on one of our existing properties and other general corporate purposes.

KeyBank Bridge Loan

During the six months ended June 30, 2015, the SSTI Preferred Investor borrowed an additional approximately $60 million on the KeyBank Bridge Loan. The proceeds of the borrowings were used to fund our investments in additional preferred units in Strategic Storage Trust II, Inc. (“SST II”) and Strategic Storage Growth Trust, Inc. (“SSGT”). On July 22, 2015, the SSTI Preferred Investor made a $6 million payment on the KeyBank Bridge Loan, bringing the total outstanding amount borrowed to approximately $71 million.

Investments in Managed REITs

During the six months ended June 30, 2015, the SSTI Preferred Investor invested an additional approximately $53 million in preferred units in the SST II Operating Partnership and an additional approximately $7 million in preferred units in the SSGT Operating Partnership.

SST II utilized the funds to purchase through its operating partnership, 26 self storage facilities in California, Colorado, Illinois, Maryland, Michigan, New Jersey and Washington for an aggregate purchase price of approximately $129.4 million.

SSGT utilized the funds to purchase through its operating partnership, six self storage facilities in California, Colorado and Illinois for an aggregate purchase price of approximately $16.2 million.

Merger:

As previously announced, SmartStop Self Storage, Inc. (SmartStop®) entered into a definitive merger agreement on June 15, 2015 with ExtraSpace Storage Inc. (“ExtraSpace”), under which ExtraSpace will acquire all outstanding shares of common stock of SmartStop®, Inc. for $13.75 per share. In connection therewith, on August 4, 2015, SmartStop® filed with the Securities and Exchange Commission a definitive proxy statement soliciting stockholder approval of the merger at a special meeting to be held on Tuesday, September 29, 2015, at 10:00 am, local time, at the Balboa Bay Club, 1221 West Coast Highway, Newport Beach, California 92663.

Quarterly Dividend:

On June 24, 2015, our board of directors declared a distribution rate for the third quarter of 2015 of $0.001917808 per day per share on the outstanding shares of common stock payable to stockholders of record of such shares as shown on our books at the close of business on each day during the period, commencing on July 1, 2015 and continuing on each day thereafter through and including the earlier of (i) September 30, 2015 or (ii) the closing date of the merger.

About SmartStop Self Storage, Inc. (formerly Strategic Storage Trust, Inc.):

SmartStop® is a fully integrated, self-administered and self-managed self storage company, owning and/or operating 169 self storage properties in 21 states and Toronto, Canada. SmartStop® is a diversified real estate company that focuses on acquisition, advisory, asset management and property management services for self storage properties. SmartStop® is the sponsor of Strategic Storage Trust II, Inc., a public non-traded REIT that focuses on stabilized self storage properties, and Strategic Storage Growth Trust, Inc., a public non-traded REIT that focuses on growth-oriented self storage properties. SmartStop® facilities offer affordable, accessible and secure storage units for residential and commercial customers. In addition, SmartStop® offers secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. SmartStop® was recently ranked the 7th largest owner/operator in the United States by Mini-Storage Messenger Magazine.

To view SmartStop®’s self storage locations or to find self storage solutions at a nearby storage facility, visit https://SmartStopSelfStorage.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “seek,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; and uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions. Other factors or risks that could cause our actual results to differ materially from the results we anticipate also include: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with ExtraSpace; (2) the inability to complete the proposed merger due to the failure to obtain the required stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; (3) risks related to disruption of management’s attention from the company’s ongoing business operations due to the proposed merger transaction; and (4) the effect of the announcement of the proposed merger on SmartStop’s operating results and business generally. Except as otherwise required by the federal securities laws, SmartStop assumes no responsibility to update the information in this press release.

SmartStop refers you to the documents filed by it from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in SmartStop’s Annual Report on Form 10-K for the year ended December 31, 2014, as may be updated or supplemented in SmartStop’s Quarterly Reports on Form 10-Q, which discuss these and other factors that could adversely affect SmartStop’s results.

SMARTSTOP SELF STORAGE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Real estate facilities:
Land	$198,816,353	$198,963,903
Buildings	474,233,693	471,514,948
Site improvements	46,135,170	45,757,720

	719,185,216	716,236,571
Accumulated depreciation	(75,584,699)	(65,612,805)

	643,600,517	650,623,766
Construction in process	5,168,000	2,063,594

Real estate facilities, net	648,768,517	652,687,360
Cash and cash equivalents	17,268,685	14,934,776
Restricted cash	5,935,955	5,124,979
Investments in unconsolidated entities	7,459,489	7,459,489
Investments in and advances to managed REITs	81,326,048	18,970,033
Other assets	4,182,815	4,785,443
Deferred financing costs, net of accumulated amortization	5,583,322	6,595,933
Intangible assets, net of accumulated amortization	6,205,175	10,700,348
Trademarks, net of accumulated amortization	11,400,000	11,460,000
Goodwill	12,705,000	12,705,000

Total assets	$800,835,006	$745,423,361

LIABILITIES AND EQUITY
Debt	$487,331,454	$421,314,180
Accounts payable and accrued liabilities	17,230,183	16,049,595
Distributions payable	3,501,508	3,587,764
Deferred tax liability	198,936	291,091

Total liabilities	508,262,081	441,242,630
Commitments and contingencies
Equity:
SmartStop Self Storage, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at June 30, 2015 and December 31, 2014, respectively	—	—
Common Stock, $0.001 par value; 700,000,000 shares authorized; 58,611,848 and 57,985,861 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	58,612	57,986
Additional paid-in capital	500,303,435	495,105,818
Distributions	(167,239,866)	(147,014,446)
Accumulated deficit	(59,615,746)	(64,692,729)
Accumulated other comprehensive loss	(3,899,994)	(2,831,301)

Total SmartStop Self Storage, Inc. equity	269,606,441	280,625,328

Noncontrolling interest in our Operating Partnership	22,902,690	23,476,228
Other noncontrolling interests	63,794	79,175

Total noncontrolling interests	22,966,484	23,555,403

Total equity	292,572,925	304,180,731

Total liabilities and equity	$800,835,006	$745,423,361

SMARTSTOP SELF STORAGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Self storage rental revenue	$25,640,060	$23,541,580	$49,717,987	$45,984,948
Ancillary operating revenue	824,711	779,826	1,548,178	1,469,402
Investment management revenue – affiliates	719,969	—	1,355,499	—

Total revenues	27,184,740	24,321,406	52,621,664	47,454,350

Operating expenses:
Property operating expenses	8,619,324	7,694,942	17,164,985	15,487,682
Property operating expenses – affiliates	—	2,958,340	—	5,845,550
Investment management expenses	640,088	—	1,163,287	—
General and administrative	2,647,177	932,292	5,389,838	2,119,515
Depreciation	5,192,516	4,916,734	10,341,434	9,745,884
Intangible amortization expense	1,339,379	1,404,823	2,662,425	3,068,079
Merger related expenses	1,807,764	—	1,807,764	—
Self administration and investment management transaction expenses	—	527,066	—	719,381
Acquisition expenses – affiliates	—	103,703	—	612,245
Other acquisition expenses	57,489	28,377	135,848	73,171

Total operating expenses	20,303,737	18,566,277	38,665,581	37,671,507

Operating income	6,881,003	5,755,129	13,956,083	9,782,843
Other income (expense):
Interest expense	(5,710,005)	(4,419,503)	(11,040,661)	(9,039,661)
Deferred financing amortization expense	(691,577)	(369,069)	(1,340,267)	(657,257)
Equity in earnings of unconsolidated entities	3,418,044	191,016	4,994,346	391,463
Other	146,766	291,664	(1,218,629)	(67,807)

Net income	4,044,231	1,449,237	5,350,872	409,581
Net income attributable to the noncontrolling interests in our Operating Partnership	(211,764)	(15,788)	(273,515)	(7,204)
Net income attributable to other noncontrolling interests	(178)	(228)	(374)	(2,839)

Net income attributable to SmartStop Self Storage, Inc.	$3,832,289	$1,433,221	$5,076,983	$399,538

Net income per share – basic	$0.07	$0.03	$0.09	$0.01
Net income per share – diluted	$0.07	$0.03	$0.09	$0.01

Weighted average shares outstanding – basic	58,374,022	56,806,134	58,265,753	56,583,229
Weighted average shares outstanding – diluted	58,433,548	56,809,884	58,381,215	56,586,979

SMARTSTOP SELF STORAGE, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income attributable to SmartStop Self Storage, Inc.	$3,832,289	$1,433,221	$5,076,983	$399,538
Add:
Depreciation of real estate assets	5,065,996	4,819,700	10,082,730	9,560,274
Amortization of real estate related intangible assets	1,179,379	1,404,823	2,342,425	3,068,079
Deduct:
Adjustment for noncontrolling interests	(336,255)	(71,524)	(670,447)	(142,774)

FFO attributable to SmartStop Self Storage, Inc.	9,741,409	7,586,220	16,831,691	12,885,117
Other Adjustments:
Merger related expenses	1,807,764	—	1,807,764	—
Self administration and investment management transaction expenses	—	527,066	—	719,381
Acquisition expenses	57,489	132,080	135,848	685,416
Realized and unrealized (gains) losses on foreign exchange holdings	(403,057)	(349,094)	917,016	(84,513)
Amortization of deferred financing costs	691,577	369,069	1,340,267	657,257
Stock based compensation expense	567,047	5,976	624,209	12,473
Amortization of fair value adjustments of secured debt	(33,389)	(33,510)	(62,370)	(50,123)
Adjustment for noncontrolling interests	(144,517)	(8,004)	(256,802)	(24,055)

FFO, as adjusted attributable to SmartStop Self Storage, Inc.	$12,284,323	$8,229,803	$21,337,623	$14,800,953

ADDITIONAL INFORMATION REGARDING NOI AND FFO

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that we define as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses, merger related expenses, self administration and investment management transaction expenses and other non-property related expenses. We believe that net operating income is useful for investors as it provides a measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with the operation of the properties. Additionally, we believe that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”)

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Our FFO calculation complies with NAREIT’s policy described above.

Presentation of FFO is intended to provide useful information to investors as they review our operating performance and as they compare our operating performance to different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO should be reviewed in conjunction with other measurements as an indication of our performance.

For informational purposes, we provide FFO, as adjusted for the exclusion of merger related expenses, self administration and investment management transaction expenses, acquisition related costs, amortization of deferred financing costs, realized and unrealized gains and losses on foreign exchange holdings, amortization of fair value adjustments of secured debt and stock based compensation expenses. Although our calculation of FFO, as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of operating performance. We believe that by excluding the noted items, stockholders are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. FFO, as adjusted should not be considered a replacement of the NAREIT definition of FFO.